EX-32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of SunSi Energies Inc. for the quarter ended November 30, 2009, we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)
the Quarterly Report on Form 1O-Q of SunSi Energies Inc. for the quarter ended November 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 fairly presents in all material respects, the financial condition and results of operations of SunSi Energies Inc.

Date:	January 14th, 2010

By:	/s/ Michel Laporte	By:	/s/ Daniel Julien
Name:	Michel Laporte	Name:	Daniel Julien
Title:	Principal Executive Officer	Title:	Principal Financial Officer